Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

This certification is not to be deemed filed pursuant to the Securities Exchange Act of 1934, as amended, and does not constitute a part of the Quarterly Report of UTStarcom, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”).

In connection with the Report, we, Hong Liang Lu and Francis P. Barton, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that:

(i)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 17, 2007

By:	/s/ HONG LIANG LU
Name: Hong Liang Lu
Title: Chief Executive Officer

By:	/s/ FRANCIS P. BARTON
Name: Francis P. Barton

Title: Executive Vice President and Chief Financial Officer